Exhibit 5.1 - Opinion of Dilworth Paxson LLP

Dilworth Paxson LLP
1818 N Street, N.W., Suite 400
Washington, DC 20036

January 14, 2005

Board of Directors
Acceris Communications, Inc.
9775 Business Park Avenue
San Diego, CA 92131

Re:  Registration Statement on Form S-1

Gentlemen:

We have acted as securities counsel to Acceris Communications, Inc., a Florida corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-1, File No. 333-120512 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to (a) the issuance by the Company of up to 5,681,818 shares of Common Stock, $0.01 par value (the “Common Stock”), subject to adjustment, issuable upon conversion of the Secured Convertible Term Note (the “Note”) and (b) the issuance by the Company of up to 1 million shares of Common Stock, subject to adjustment, issuable upon exercise of the Common Stock Purchase Warrants (the “Warrants”) issued by the Company to and held by Laurus Master Fund Ltd. (all of such shares of Common Stock, including those shares to be issued by the Company pursuant to anti-dilution provisions and future dividends, stock distributions, stock splits or similar capital adjustments contained in or contemplated in the Note and Warrants, being hereafter referred to as the “Shares”) and (c) the resale by the holder thereof of the Shares.

We have examined the Articles of Incorporation, as amended, and By-Laws of the Company, the minutes of various meetings and consents of the Board of Directors of the Company, originals or copies of all such records of the Company, Securities Purchase Agreement between the Company and Laurus, the Note, the Warrants, certificates of public officials, certificates of officers and representatives of the Company and others, the opinion of Legal and Compliance, LLC, a copy of which opinion is appended hereto, and such other agreements, documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

Board of Directors Acceris Communications, Inc. January 14, 2005 Page 2

In connection with the preparation of this opinion, we have reviewed such questions of law as we have deemed necessary. We do not herein give any opinion with respect to the laws of any jurisdiction other than the general laws of the United States of America, the federal securities laws and the Florida Business Corporation Act. Except as otherwise provided herein, we have assumed that, insofar as the laws of another jurisdiction may be applicable to any matters to which this opinion may relate, such laws are identical to the Florida Business Corporation Act; however, we express no opinion as to the extent to which the laws of the state of Florida or such other jurisdiction may apply.

Based upon and in reliance upon the foregoing, we are of the opinion that the Shares have been duly authorized and reserved for issuance and, when issued in accordance with the terms of the Note and the Warrants, as the case may be, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to be named in the Registration Statement and the prospectus contained therein as attorneys who have passed upon legal matters in connection with the offering of the securities described therein under the caption “Legal Matters.” We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

DILWORTH PAXSON LLP

By:_/s/ Ralph V. De Martino____________
Ralph V. De Martino, a Principal

Legal & Compliance, LLC
330 Clematis Street, Suite 217
West Palm Beach, FL 33401

January 14, 2005

Dilworth Paxson LLP
1818 N Street, N.W., Suite 400
Washington, DC 20036

Re: Shares of Acceris Communications, Inc.

Gentlemen:

We have acted as special corporate counsel to Dilworth Paxson, LLP with respect to Florida corporate law matters. Dilworth Paxson serves as securities counsel to Acceris Communications, Inc., a Florida corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-1, File No. 333-120512 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to (a) the issuance by the Company of up to 5,681,818 shares of Common Stock, $0.01 par value (the “Common Stock”), subject to adjustment, issuable upon conversion of the Secured Convertible Term Note (the “Note”) and (b) the issuance by the Company of up to 1 million shares of Common Stock, subject to adjustment, issuable upon exercise of the Common Stock Purchase Warrants (the “Warrants”) issued by the Company to and held by Laurus Master Fund Ltd. (all of such shares of Common Stock, including those shares to be issued by the Company pursuant to anti-dilution provisions and future dividends, stock distributions, stock splits or similar capital adjustments contained in or contemplated in the Note and Warrants, being hereafter referred to as the “Shares”) and (c) the resale by the holder thereof of the Shares.

We have examined the Articles of Incorporation, as amended, and By-Laws of the Company, the minutes of various meetings and consents of the Board of Directors of the Company, originals or copies of all such records of the Company, Securities Purchase Agreement between the Company and Laurus, the Note, the Warrants, certificates of public officials, certificates of officers and representatives of the Company and others, and such other agreements, documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

Dilworth Paxson LLP January 14, 2005 Page 2

In connection with the preparation of this opinion, we have reviewed such questions of law as we have deemed necessary. We do not herein give any opinion with respect to the laws of any jurisdiction other than the general laws of the United States of America, the federal securities laws and the Florida Business Corporation Act. Except as otherwise provided herein, we have assumed that, insofar as the laws of another jurisdiction may be applicable to any matters to which this opinion may relate, such laws are identical to the Florida Business Corporation Act; however, we express no opinion as to the extent to which the laws of the state of Florida or such other jurisdiction may apply.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and reserved for issuance and, when issued in accordance with the terms of the Note and the Warrants, as the case may be, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent, to the extent required, to be named in the Registration Statement and the prospectus contained therein as attorneys who have passed upon legal matters in connection with the offering of the securities described therein under the caption “Legal Matters.” We further consent to your inclusion of this opinion with the exhibits to the Registration Statement.

By:/s/ Laura E. Anthony_______________
Laura E. Anthony